Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2024 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 7, 2024 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products, today reported its financial results for the quarter ended September 30, 2024.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “While we are disappointed that our third quarter results did not meet our internal projections due to soft demand in end markets combined with delayed shipments to retailers, we have maintained market share position and saw year over year growth in our International segment which is starting to benefit from our restructuring actions. In addition, we maintained a healthy gross margin above 36% for seven consecutive quarters. As a result of our lower than projected third quarter results, largely due to near quarter-end notification from our retail channel of delayed shipments shifting product deliveries by one to two quarters, we have modified our guidance for the full year. The largest component in our revised full year expectations includes softness in point of sale activity in the mass channel and a delay of several major programs, most notably the next phase of the Dolly Parton program to first quarter of 2025, a $4 million impact to our 2024 sales forecast.”
Mr. Kay concluded, “The foundation of the Company is solid – supported by a strong balance sheet. It’s important to note, while we have been broad with our initiatives and strategies for growth, we maintain a prudent operational approach to our business, which demands that we hold true to our fundamentals. As operators, we are constantly thinking about our long-term trajectory, and should a potential initiative not benefit Lifetime, we will not move forward with it. To this point, we have engaged with an array of transaction opportunities that, after completion of due diligence, would not have been in the best interest of our shareholders. As we look to the end of the year, we remain excited about the opportunities in front of us and hope to be able to share more specific strategies to support future growth objectives in the near future.”
Third Quarter Financial Highlights:
Consolidated net sales for the three months ended September 30, 2024 were $183.8 million, representing a decrease of $7.9 million, or 4.1%, as compared to net sales of $191.7 million for the corresponding period in 2023. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2024 average rates to 2023 local currency amounts, consolidated net sales decreased by $8.1 million, or 4.2%, as compared to consolidated net sales in the corresponding period in 2023. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2024 was $67.4 million, or 36.7%, as compared to $71.0 million, or 37.0%, for the corresponding period in 2023.
Selling, general and administrative expenses for the three months ended September 30, 2024 were $38.8 million, a decrease of $1.4 million, or 3.5%, as compared to $40.2 million for the corresponding period in 2023.
Income from operations was $8.6 million, as compared to $13.6 million for the corresponding period in 2023.
Adjusted income from operations(1) was $13.2 million, as compared to $17.7 million for the corresponding period in 2023.
Net income was $0.3 million, or $0.02 per diluted share, as compared to net income of $4.2 million, or $0.20 per diluted share, in the corresponding period in 2023. Net income for the prior period included a non-cash impairment charge of $0.3 million related to the Company’s equity investment in Grupo Vasconia.
Adjusted net income(1) was $4.5 million, or $0.21 per diluted share, as compared to adjusted net income(1) of $7.7 million, or $0.36 per diluted share, in the corresponding period in 2023.

Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2024 were $467.7 million, a decrease of $15.8 million, or 3.3%, as compared to net sales of $483.5 million for the corresponding period in 2023. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2024 average rates to 2023 local currency amounts, consolidated net sales decreased by $16.5 million, or 3.4%, as compared to consolidated net sales in the corresponding period in 2023. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the nine months ended September 30, 2024 was $179.5 million, or 38.4%, as compared to $180.8 million, or 37.4%, for the corresponding period in 2023.
Selling, general and administrative expenses for the nine months ended September 30, 2024 were $116.6 million, an increase of $2.6 million, or 2.3%, as compared to $114.0 million for the corresponding period in 2023.
Income from operations was $11.6 million, as compared to $16.2 million for the corresponding period in 2023.
Adjusted income from operations(1) was $24.5 million, as compared to $29.5 million for the corresponding period in 2023.
Net loss was $(24.1) million, or $(1.12) per diluted share, as compared to net loss of $(11.1) million, or $(0.52) per diluted share, in the corresponding period in 2023. Net loss for the current period includes a non-cash charge of $14.2 million due to the Company's loss of significant influence in its equity investment in Grupo Vasconia. Net loss for the prior period included a non-cash impairment charge of $6.8 million related to the Company's equity investment in Grupo Vasconia.
Adjusted net income(1) was $0.7 million, or $0.03 per diluted share, as compared to adjusted net income(1) of $4.7 million, or $0.22 per diluted share, in the corresponding period in 2023.
Adjusted EBITDA(1) was $53.9 million for the trailing twelve months ended September 30, 2024.
Liquidity as of September 30, 2024 was $75.6 million, consisting of $6.0 million of cash and cash equivalents, $51.6 million of availability under the ABL Agreement, limited by the Term Loan financial covenant, and $18.0 million of available funding under the Receivables Purchase Agreement.
(1) A table reconciling this non-GAAP financial measure to its most comparable GAAP financial measure, as reported, is included below.
Dividend
On November 5, 2024, the Company's Board of Directors declared a quarterly dividend of $0.0425 per share payable on February 14, 2025 to stockholders of record on January 31, 2025.
Full Year 2024 Guidance Updates
For the full year ending December 31, 2024, the Company is providing updated financial guidance as follows
(in millions - except per share data):

	Previous Guidance for the Year Ending December 31, 2024	Updated Guidance for the Year Ending December 31, 2024
Net sales	$690 to $730	$680 to $700
Income from operations	$33.0 to $38.0	$27.0 to $30.0
Adjusted income from operations	$49.0 to $54.0	$44.0 to $47.0
Net loss	$(10.0) to $(8.0)	$(16.0) to $(14.0)
Adjusted net income	$15.0 to $17.0	$11.0 to $13.0
Diluted loss per common share(1)	$(0.47) to $(0.37) per share	$(0.75) to $(0.65) per share
Adjusted diluted income per common share	$0.69 to $0.78 per share	$0.51 to $0.60 per share
Weighted-average diluted shares	21.7	21.6
Adjusted EBITDA	$57.5 to $62.5	$54.0 to $57.0
(1) Diluted loss per common share is calculated based on diluted weighted-average shares outstanding of 21.4 million.
Tables reconciling non-GAAP financial measures to GAAP financial measures, as reported, are included below.

Conference Call
The Company has scheduled a conference call for Friday, November 8, 2024 at 8:30 a.m. (Eastern Time). The dial-in number for the conference call is 1-877-451-6152 (U.S.) or 1-201-389-0879 (International).
A live webcast of the conference call will be accessible through:
https://viavid.webcasts.com/starthere.jsp?ei=1692508&tp_key=93377d5d48
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available on the Company’s investor relations website at https://lifetimebrands.gcs-web.com/ or via telephone replay by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13749443.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including constant currency net sales, adjusted income from operations, adjusted net income, adjusted diluted income per common share, adjusted EBITDA, adjusted EBITDA, before limitation, pro forma adjusted EBITDA, before limitation, and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “advance,” “believe,” “continue,” “could,” “deliver,” “drive,” “enable,” “expect,” “gain,” “goal,” “grow,” “intend,” “maintain,” “manage,” “may,” “outlook,” “plan,” “positioned,” “project,” “projected,” “should,” “take,” “target,” “unlock,” “will,” “would”, or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, the Company’s financial guidance, the Company’s ability to navigate the current environment and advance the Company’s strategy, the Company’s commitment to increasing investments in future growth initiatives, the Company’s initiatives to create value, the Company’s efforts to mitigate geopolitical factors and tariffs, the Company’s current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as the Company’s continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; the highly seasonal nature of the Company’s business; the Company’s ability to drive future growth and profitability from its European operations; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could impact the Company’s customers and affect customer purchasing practices or consumer spending; customer ordering behavior; the performance of the Company’s newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which the Company or the Company’s suppliers do business; shortages of and price volatility for certain commodities; global health epidemic; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conditions, including political instability in the U.S. and abroad, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and the Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; macro-economic challenges, including labor disputes, inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; the Company’s ability to successfully integrate acquired businesses; the Company’s expectations regarding customer purchasing practices and the future level of demand for the Company’s products; the Company’s ability to execute on the goals and strategies set forth in the Company’s five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, Rabbit®, and Dolly® ; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew®, Year & Day®, Dolly®, Royal Leerdam®, and ONIS®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather, Planet Box®, and Dolly®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
MZ North America
Shannon Devine / Rory Rumore
Main: 203-741-8811
LCUT@mzgroup.us

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$183,837	$191,669	$467,745	$483,540
Cost of sales	116,420	120,718	288,231	302,756
Gross margin	67,417	70,951	179,514	180,784
Distribution expenses	20,034	17,125	51,267	49,742
Selling, general and administrative expenses	38,770	40,214	116,637	113,984
Restructuring expenses	—	—	—	856
Income from operations	8,613	13,612	11,610	16,202
Interest expense	(5,834)	(5,246)	(16,605)	(16,110)
Mark to market loss on interest rate derivatives	(928)	(98)	(1,184)	(135)
Gain on extinguishments of debt, net	—	—	—	1,520
Loss on equity securities	—	—	(14,152)	—
Income (loss) before income taxes and equity in losses	1,851	8,268	(20,331)	1,477
Income tax provision	(1,507)	(3,015)	(1,660)	(2,909)
Equity in losses, net of taxes	—	(1,047)	(2,092)	(9,687)
NET INCOME (LOSS)	$344	$4,206	$(24,083)	$(11,119)
BASIC INCOME (LOSS) PER COMMON SHARE	$0.02	$0.20	$(1.12)	$(0.52)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.02	$0.20	$(1.12)	$(0.52)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,984	$16,189
Accounts receivable, less allowances of $13,237 at September 30, 2024 and $15,952 at December 31, 2023	142,238	155,180
Inventory	235,015	188,647
Prepaid expenses and other current assets	13,814	16,339
Income taxes receivable	2,894	—
TOTAL CURRENT ASSETS	399,945	376,355
PROPERTY AND EQUIPMENT, net	16,562	16,970
OPERATING LEASE RIGHT-OF-USE ASSETS	62,007	69,756
INVESTMENT	—	1,826
INTANGIBLE ASSETS, net	187,977	199,133
OTHER ASSETS	2,247	3,102
TOTAL ASSETS	$668,738	$667,142
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$6,867	$4,742
Accounts payable	79,608	54,154
Accrued expenses	68,428	78,356
Income taxes payable	—	641
Current portion of operating lease liabilities	14,818	14,075
TOTAL CURRENT LIABILITIES	169,721	151,968
OTHER LONG-TERM LIABILITIES	14,153	9,126
INCOME TAXES PAYABLE, LONG-TERM	1,493	1,493
OPERATING LEASE LIABILITIES	60,094	70,009
DEFERRED INCOME TAXES	7,700	7,438
REVOLVING CREDIT FACILITY	64,489	60,395
TERM LOAN	130,170	135,834
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2024 and December 31, 2023; shares issued and outstanding: 22,157,361 at September 30, 2024 and 21,813,266 at December 31, 2023	222	218
Paid-in capital	279,530	277,728
Accumulated deficit	(40,510)	(13,568)
Accumulated other comprehensive loss	(18,324)	(33,499)
TOTAL STOCKHOLDERS’ EQUITY	220,918	230,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$668,738	$667,142

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(24,083)	$(11,119)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	16,241	14,616
Amortization of financing costs	2,195	1,397
Mark to market loss on interest rate derivatives	1,184	135
Operating leases, net	(1,476)	(1,617)
(Recovery) provision for doubtful accounts	(241)	2,193
Deferred income taxes	144	5
Stock compensation expense	2,886	2,770
Equity in losses, net of taxes	2,092	9,687
Contingent consideration fair value adjustments	—	(50)
Gain on extinguishments of debt, net	—	(1,520)
Loss on equity securities	14,152	—
Changes in operating assets and liabilities
Accounts receivable	13,859	(14,279)
Inventory	(44,821)	4,828
Prepaid expenses, other current assets and other assets	2,929	1,784
Accounts payable, accrued expenses and other liabilities	16,759	9,615
Income taxes receivable	(2,894)	(1,254)
Income taxes payable	(663)	(230)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,737)	16,961
INVESTING ACTIVITIES
Purchases of property and equipment	(1,604)	(1,765)
NET CASH USED IN INVESTING ACTIVITIES	(1,604)	(1,765)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	180,725	69,954
Repayments of revolving credit facility	(177,984)	(51,123)
Repayments of term loan	(5,625)	(44,866)
Payment of finance costs	—	(433)
Payments for finance lease obligations	(22)	(20)
Payments of tax withholding for stock based compensation	(1,083)	(537)
Payments for stock repurchase	—	(2,539)
Cash dividends paid	(2,893)	(2,832)
NET CASH USED IN FINANCING ACTIVITIES	(6,882)	(32,396)
Effect of foreign exchange on cash	18	(80)
DECREASE IN CASH AND CASH EQUIVALENTS	(10,205)	(17,280)
Cash and cash equivalents at beginning of period	16,189	23,598
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,984	$6,318

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2024:

	Quarter Ended				Twelve Months Ended September 30, 2024
	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
	(in thousands)
Net income (loss) as reported	$2,707	$(6,260)	$(18,167)	$344	$(21,376)
Loss on equity securities	—	—	14,152	—	14,152
Equity in losses, net	2,978	2,092	—	—	5,070
Income tax provision (benefit)	3,313	210	(57)	1,507	4,973
Interest expense	5,618	5,614	5,157	5,834	22,223
Depreciation and amortization	4,955	4,939	4,894	6,408	21,196
Mark to market loss on interest rate derivatives	364	174	82	928	1,548
Stock compensation expense	917	807	1,037	1,042	3,803
Contingent consideration fair value adjustments	(600)	—	—	—	(600)
Loss on extinguishments of debt	759	—	—	—	759
Acquisition related expenses	407	95	641	210	1,353
Warehouse redesign expenses(1)	51	18	35	662	766
Adjusted EBITDA(2)	$21,469	$7,689	$7,774	$16,935	$53,867
(1) For the twelve months ended September 30, 2024, the warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude loss on equity securities, equity in losses, income tax provision (benefit), interest expense, depreciation and amortization, mark to market loss on interest rate derivatives, stock compensation expense, loss on extinguishments of debt, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) as reported	$344	$4,206	$(24,083)	$(11,119)
Adjustments:
Acquisition intangible amortization expense	3,723	3,679	11,222	11,033
Contingent consideration fair value adjustments	—	—	—	(50)
Gain on extinguishments of debt, net	—	—	—	(1,520)
Acquisition related expenses	210	186	946	918
Restructuring expenses	—	—	—	856
Warehouse redesign expenses(1)	662	176	715	527
Impairment of Grupo Vasconia investment	—	340	—	6,834
Mark to market loss on interest rate derivatives	928	98	1,184	135
Loss on equity securities	—	—	14,152	—
Income tax effect on adjustments	(1,362)	(1,015)	(3,462)	(2,931)
Adjusted net income(2)	$4,505	$7,670	$674	$4,683
Adjusted diluted income per common share(3)	$0.21	$0.36	$0.03	$0.22
(1) For the three and nine months ended September 30, 2024 and 2023, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2024 excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2023 excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, gain on extinguishments of debt, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, impairment of Grupo Vasconia investment, and mark to market loss on interest rate derivatives. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(3)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,610 and 21,293 for the three month period ended September 30, 2024 and 2023, respectively. Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,643 and 21,266 for the nine month period ended September 30, 2024 and 2023, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2024 included the effect of dilutive securities of 48 and 189, respectively. The diluted weighted-average shares outstanding for the three and nine months ended September 30, 2023 included the effect of dilutive securities of 77 and 78, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income from operations	$8,613	$13,612	$11,610	$16,202
Adjustments:
Acquisition intangible amortization expense	3,723	3,679	11,222	11,033
Contingent consideration fair value adjustments	—	—	—	(50)
Acquisition related expenses	210	186	946	918
Restructuring expenses	—	—	—	856
Warehouse redesign expenses(1)	662	176	715	527
Total adjustments	4,595	4,041	12,883	13,284
Adjusted income from operations(2)	$13,208	$17,653	$24,493	$29,486
(1) For the three and nine months ended September 30, 2024 and 2023, warehouse redesign expenses were related to the U.S. segment.
(2) Adjusted income from operations for the three and nine months ended September 30, 2024 and September 30, 2023, excludes acquisition intangible amortization expense, contingent consideration fair value adjustments, acquisition related expenses, restructuring expenses, and warehouse redesign expenses.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2024	2023	Increase (Decrease)	2024	2023	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$170,222	$179,393	$(9,171)	$170,222	$179,410	$(9,188)	$(17)	(5.1)%	(5.1)%	—%
International	13,615	12,276	1,339	13,615	12,563	1,052	(287)	8.4%	10.9%	2.5%
Total net sales	$183,837	$191,669	$(7,832)	$183,837	$191,973	$(8,136)	$(304)	(4.2)%	(4.1)%	0.1%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2024	2023	Increase (Decrease)	2024	2023	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$431,205	$447,857	$(16,652)	$431,205	$447,780	$(16,575)	$77	(3.7)%	(3.7)%	—%
International	36,540	35,683	857	36,540	36,494	46	(811)	0.1%	2.4%	2.3%
Total net sales	$467,745	$483,540	$(15,795)	$467,745	$484,274	$(16,529)	$(734)	(3.4)%	(3.3)%	0.1%
(1) “Constant Currency” is determined by applying the 2024 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Updated Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2024 (in millions):

Net loss guidance	$(16.0) to $(14.0)
Loss on equity securities	14.2
Equity in loss, net of taxes	2.1
Income tax expense	2.7 to 3.7
Interest expense(1)	24.0
Depreciation and amortization	21.0
Stock compensation expense	4.0
Acquisition related expenses	1.0
Warehouse redesign expenses	1.0
Adjusted EBITDA guidance	$54.0 to $57.0

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2024 (in millions - except per share data):
Net loss guidance	$(16.0) to $(14.0)
Acquisition intangible amortization expense	15.0
Loss on equity securities	14.2
Acquisition related expenses	1.0
Warehouse redesign expenses	1.0
Mark to market loss on interest rate derivatives	1.2
Income tax effect on adjustment	(5.4)
Adjusted net income guidance	$11.0 to $13.0
Adjusted diluted income per share guidance	$0.51 to $0.60

Adjusted income from operations guidance for the full year ending December 31, 2024 (in millions):
Income from operations guidance	$27.0 to $30.0
Acquisition intangible amortization expense	15.0
Acquisition related expenses	1.0
Warehouse redesign expenses	1.0
Adjusted income from operations	$44.0 to $47.0
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.

LIFETIME BRANDS, INC.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Previous Guidance
Adjusted EBITDA guidance for the full year ending December 31, 2024 (in millions):

Net loss guidance	$(10.0) to $(8.0)
Loss on equity securities	14.2
Equity in loss, net of taxes	2.1
Income tax expense	4.7 to 7.7
Interest expense(1)	22.0
Depreciation and amortization	19.5
Stock compensation expense	4.0
Acquisition related expenses	0.7
Warehouse redesign expenses	0.3
Adjusted EBITDA guidance	$57.5 to $62.5

Adjusted net income and adjusted diluted income per common share guidance for the full year ending December 31, 2024 (in millions - except per share data):
Net loss guidance	$(10.0) to $(8.0)
Acquisition intangible amortization expense	15.0
Loss on equity securities	14.2
Acquisition related expenses	0.7
Warehouse redesign expenses	0.3
Mark to market loss on interest rate derivatives	0.3
Income tax effect on adjustment	(5.5)
Adjusted net income guidance	$15.0 to $17.0
Adjusted diluted income per share guidance	$0.69 to $0.78

Adjusted income from operations guidance for the full year ending December 31, 2024 (in millions):
Income from operations guidance	$33.0 to $38.0
Acquisition intangible amortization expense	15.0
Acquisition related expenses	0.7
Warehouse redesign expenses	0.3
Adjusted income from operations	$49.0 to $54.0
(1) Includes estimate for interest expense and mark to market loss on interest rate derivatives.